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                                                                   EXHIBIT 3.9.2



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  C.W.A., INC.


                 C.W.A., Nc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

                 FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 RESOLVED, that the Certificate of Incorporation of C.W.A., Inc. be amended by changing the Articles thereof numbered "1" and "3" so that, as amended, said Articles shall be and read as follows:

                 "1.      The name of the corporation is WFIL, INC.

                 "3.      To purchase, own and operate radio and television
         broadcast stations and to be a licensee of the Federal Communications Commission.

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."
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                 SECOND:  That in lieu of a meeting and vote of stockholders, the sole corporate stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

                 THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, said C.W.A., Inc., has caused its corporated seal to be hereunto affixed and this certificate to be signed by Donald A. Pels, its President, and attested by John D. Diamond, its Secretary, this 20th day of October, 1970.

                                        C.W.A., INC.

                                        By:
                                           ------------------------------
                                                    President

(CORPORATE SEAL)

ATTEST:

By:
   ------------------------
         Secretary